THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ("SHARES OR WARRANT SHARES") HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS THESE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION REQUIREMENTS OF THOSE LAWS.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                           ETS INTERNATIONAL, INC.

                        COMMON STOCK PURCHASE WARRANT

                                                    Dated:  February 28, 1997

                                   WARRANT

            to purchase 100,000 Shares of ETS International, Inc.
               common stock, no par value (the "Common Stock")

at an exercise price per Share equal to 100% of the average Closing Bid Price (payable in U.S. Dollars) of the Company's Shares for the five (5) days immediately preceding the closing date, February 28, 1997 (the "Closing Date").

THIS IS TO CERTIFY THAT, for value received, the undersigned or registered assigns (the "Holder"), is entitled to purchase from ETS International, Inc. (the "Company"), at any time or from time to time forty-five (45) days after
9.00 a.m., New York time, on February 28, 1997 and prior to 6.00 p.m., New York time, on February 27, 2002, at the Company's principal executive office, at a price per Share equal to 100% of the average Closing Bid Price of the Company's Shares for the five (5) days immediately preceding the Closing Date, up to the number of Shares of the Company's Common Stock shown above, all subject to adjustment and upon the terms and conditions as herein provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described. No fractional Shares will be issued upon the exercise of this Warrant. This Warrant is being issued in connection with the Company's 7% Convertible Debenture Due February 27, 2002, between the Company and the Holder.

The holder of Warrants evidenced by this "Warrant Certificate" may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

This Warrant, and the rights and privileges conferred hereby, shall be exercisable only by the Holder and shall not be assignable or transferable except pursuant to the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder and applicable state securities laws. This Warrant shall be binding upon and shall inure to the benefit of the Company and any successor to the Company and to the Holder's successors and assigns.

The Holder, by acceptance hereof, acknowledges and agrees that:

      (a) The Warrant represented by this certificate has not been registered under the Securities Act of 1933, as amended or any state securities laws, and the Warrants are restricted Securities within the meaning of the rules promulgated under the Securities Act of 1933, as amended (the "Act"). This Warrant has been issued to Holder for investment purposes only and not with a view to distribution or sale, and may not be made subject to a security interest or be pledged, hypothecated or otherwise transferred without an effective Registration Statement for such Warrant under the Act, and all applicable state securities laws or an opinion of counsel for the Company that such Shares may be lawfully offered, sold or otherwise transferred without such registration in reliance on applicable exemptions from such registration. Any Shares issued upon the exercise of this Warrant shall be issued under the provisions of Regulation S ("Regulation S") under the Act without restrictive legend. Any offer to sell, pledge, hypothecate or transfer these securities, or any interest therein effected in violation of any of the foregoing restrictions and conditions is unlawful and shall not be consummated on the books and records of the Company or otherwise be recognized as valid by the Company, and the Company shall not have any liability therefor.

      (b) In the event that the Company shall, at any time prior to the expiration date of this Warrant and prior to the exercise thereof: (i) declare or pay to the holders of the Shares of the Company a dividend payable in Shares of the Company; or (ii) change, divide or otherwise reclassify its Shares into the same or a different number of Shares: or (iii) consolidate or merge with, or transfer its property as an entirety or substantially as an entirety to any other corporation: or (iv) make any distribution of its assets to holders of its Shares as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of this Warrant, the Holder hereof shall receive for the exercise price, in addition to or in substitution for the Shares to which the Holder would otherwise be entitled upon such exercise, such additional Shares of the Company, or such Shares of the securities or property of the Company resulting from such consolidation, merger or transfer, or such assets of the Company which Holder would have been entitled to receive had the Holder exercised the Warrant prior to the happening of any of the foregoing events;

      (c) Except with respect to any pending registration statements on the Closing Date, if the Company shall at any time or from time to time determine to register any of its securities with the Securities and Exchange Commission the Company shall:

            (i) promptly (but not less than thirty (30) days prior to the filing of any registration statement) give written notice thereof (which shall include a list of the jurisdictions, if any, in which the Company intends to register or qualify such securities under the applicable blue sky or other state securities laws) to each Holder or holder of Warrant Shares;

            (ii) use its reasonable best efforts to effect such registration and any qualification and compliance relating thereto, including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act and any other government requirements or regulations as would permit or facilitate:

                  (1) the sale and distribution of the Warrant to the extent outstanding;

                  (2)   the sale and distribution of all Warrant Shares; and

                  (3) the exercise of the Warrant to the extent outstanding and the sale and distribution of all Warrant Shares.

All notices, requests and other communications provided for herein shall be in writing, and shall be deemed to have been made or given when delivered or mailed or sent by facsimile. Such notices and communications shall be addressed:

      (a) if to the Company, to: ETS International, Inc., 1401 Municipal Road, N.W., Roanoke, VA 24012-1309, Attn.: John McKenna.

      (b) if to the Holder, to its address as shown on the registry books maintained by the Company.

No failure or delay of the Holder in exercising any right, power or privilege, hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof, or any abandonment or discontinuance of steps to enforce such a right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived if, but only if, such amendment, modification or waiver is in writing and is signed by a majority of the holders of the Warrants; provided that no amendment, modification or waiver may change the exercise price of (including without limitation any adjustments or any provisions with respect to adjustments, the expiration of or the manner of exercising the Warrants) without the consent in writing of all of the holders of the Warrants outstanding.

This Warrant shall be construed in accordance with and be governed by the laws of the Commonwealth of Virginia.

All warranties, representations and covenants made by the Company herein or in any certificate or other instrument delivered by or on behalf of it in connection herewith or the Company's 7% Convertible Debenture due February 27, 2002, as applicable, shall be considered to have been relied upon by the Holder and shall survive the issuance and delivery of the Warrants and the Shares issuable upon exercise of this Warrant, and shall continue in full force and effect as long as this Warrant is outstanding. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

All the covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether or not so expressed.

In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired in such jurisdiction and shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

At the time of the Holder's election to purchase Shares, the representations and warranties set forth in Section 8 of the Warrants Purchase Agreement, dated as of the date hereof, shall be true and correct in all material respects. Said representations and warranties are incorporated herein by reference.

                 [Remainder of Page Intentionally Left Blank
                          Signature Page to Follow]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an assistant Secretary, all as of the day and year first above written.


ETS INTERNATIONAL, INC.



By:
    ---------------------------                             [corporate seal]

Title:
      -------------------------